Exhibit 1.01

Broadcom Limited

Conflict Minerals Report

For The Calendar Year Ended December 31, 2015

This Conflict Minerals Report (this “Report”) of Broadcom Limited for the calendar year ended December 31, 2015 (the “Reporting Period”) is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”) and pursuant to the Company’s Specialized Disclosure Report on Form SD (“Form SD”) for the Reporting Period filed with the Securities and Exchange Commission (the “SEC”). The Rule imposes certain reporting and disclosure obligations on SEC registrants for which cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten (“conflict minerals”) are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by the registrant. References in this Report to “Broadcom,” “the Company,” “we,” “our,” or “us” refer to Broadcom Limited and its subsidiaries, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Recent Developments

Broadcom Limited is the successor to Avago Technologies Limited (“Avago”). This Report for the Reporting Period relates solely to our predecessor, Avago. Broadcom Limited acquired Broadcom Corporation on February 1, 2016.

Company and Product Overview

Broadcom is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions with a focus on analog III-V based products and complex digital and mixed signal complementary metal oxide semiconductor based devices. Broadcom’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays.

Overview of Conflict Mineral Program

Broadcom’s due diligence framework with regards to conflict minerals, which is summarized below, is designed to conform in all material respects with the Organization for Economic Co-operation and Development (“OECD”) Guidance for Responsible Supply Chains for Minerals from Conflict-Affected and High Risk Areas, and the Supplements on Tin, Tantalum and Tungsten and on Gold.

Step 1- Establish strong company management systems:

•	Adopt a Conflict Mineral Policy and make it publicly available on our website (http://www.broadcom.com/corporate_responsibility/environment.php).

•	Establish an internal conflict minerals team led by our Global Quality organization to implement our conflict minerals policy, which reports program activities to executive management on a regular basis.

•	Establish a public email address (avago.conflict-minerals@broadcom.com) for general inquiries.

•	Establish a grievance mechanism to enable employees, suppliers and stakeholders to report any concerns and violations.

•	Maintain records relating to our conflict minerals program.

•	Utilize the Conflict Minerals Reporting Template (“CMRT”), a standardized reporting template developed by the Conflict-Free Sourcing Initiative (“CFSI”) to identify smelters and refiners that process the necessary conflict minerals contained in our products.

Step 2- Identify and assess risks in the supply chain

•	Survey our supply chain using the CMRT, requesting identified direct suppliers to identify smelters and refiners and country of origin of the conflict minerals.

•	Contact suppliers who returned CMRT with trigger items to follow up based on internally defined criteria.

•	Compare our final smelters and refiners list against the list of facilities maintained by the Conflict-Free Smelters Program (“CFSP”) to identify which smelters and refiners are certified “conflict-free” (“CFSP-compliant”) or active.

Step 3- Design and implement a strategy to respond to identified risks

•	Devise a risk management plan to respond to identified risk in the event that Broadcom’s due diligence process identifies smelters in the supply chain to be sourcing or processing conflict minerals from DRC or adjoining countries (together, the “DRC”), and are not CFSP-compliant.

•	Perform risk mitigation efforts by contacting suppliers to encourage them to purchase materials from smelters or refiners validated as “conflict-free” by an independent auditor to demonstrate compliant with the CFSP assessment protocols and implement due diligence measures for conflict-free sourcing.

•	Contact smelters and refiners who are not CFSP-compliant or active, whose email contact information is available from CFSI, to encourage them to participate in an independent third party audit program to demonstrate compliant with the CFSP assessment protocols.

•	Provide status reports including information on the source and chain of custody of conflict minerals in our supply chain to our senior management regularly.

Step 4- Independent third-party audit of smelter/refiner’s due diligence practices

•	Broadcom supports the development of a range of tools and resources including the CFSP, the CMRT, Reasonable Country of Origin Inquiry data and a range of guidance documents on conflict minerals sourcing through our membership with CFSI.

•	As Broadcom does not source directly from conflict minerals processing facilities, we rely on CFSP to coordinate independent third-party audits on smelters and refiners.

Step 5- Report annually on supply chain due diligence

•	In accordance with the Rule, Broadcom will file a Form SD and a conflict minerals report with SEC on an annual basis. This Report is also available on our website and we will make available future conflict minerals report on our website (http://www.broadcom.com/corporate_responsibility/environment.php).

Description of Due Diligence Measures Performed

•	Sent our policy to suppliers to communicate Broadcom’s goal, expectations to co-operate in providing due diligence information, encourage suppliers to purchase materials from smelters or refiners validated as “conflict-free” by an independent auditor demonstrated compliant to CFSP assessment protocols and request that suppliers return a completed CMRT.

•	Contacted suppliers who returned the CMRT with trigger items to follow up based on internally defined criteria.

•	Compared our final smelters and refiners list (compiled based on information received from suppliers) against the list of facilities maintained by CFSP to identify which smelters and refiners are CFSP-compliant or active.

•	Performed outreach to our suppliers who identified smelters and refiners who are not CFSP-compliant or active, to encourage them to purchase materials from CFSP-compliant or active smelters or refiners.

•	Performed outreach via email to smelters and refiners who are not CFSP-compliant or active, whose email contact information is available from CFSI, by sending CFSI’s standard smelter engagement letter inviting them to commence their participation in an independent third party audit program to demonstrate their compliance with the CFSP assessment protocols.

•	Provided status reports including information on the source and chain of custody of conflict minerals in our supply chain to our senior management regularly, at least once a quarter.

Results of Our Due Diligence Measures

Broadcom uses tin, tantalum, tungsten and gold (“3TG”) in the design and manufacture of many of its products and is therefore a “downstream” company in the conflict mineral supply chain. Due to the nature of our supply chain, we do not typically have a direct relationship with 3TG smelters and refiners. Our manufacturing operations employ a wide variety of semiconductors, electromechanical components and raw materials that are also supplied by other downstream companies in the supply chain. Our due diligence process involves seeking data from our relevant suppliers, and these suppliers seeking similar information from their supply chain in order to identify the sources for the necessary conflict minerals. While we review the CMRTs provided by our suppliers for completeness and contact suppliers as required based our internally defined criteria, we rely on the good faith efforts of our supply chain to provide us with reasonable data. We also depend largely on information collected and provided by CFSI obtained through their independent third party audit programs. We achieved a response rate of 98% for our supply chain survey. Despite our outreach efforts, we were unable to obtain the remaining 2%. We have included a list of smelters and refiners as reported to us by our relevant suppliers that may form part of our supply chain, and which have been determined to be legitimate processing facilities by the CFSI, as well as the locations of these facilities, at the end of this CMR. Other processing facilities were reported in our supply chain, however these processing facilities are not listed in the tables at the end of this CMR as they have not yet been determined as legitimate by the CFSI.

Many of our suppliers sourced 3TG from a variety of upstream sources and provided information to us on an aggregated, supplier-wide level. Due to the fungible nature of these materials, we understand that these suppliers were unable to trace the 3TG that they source into the products provided to any particular customers (including Broadcom). As a result, our list of 3TG processing facilities potentially contains more facilities than are actually used in our supply chain. In addition, our list of facilities may not include all the smelters and refiners in our supply chain as some of our suppliers were unable to identify the smelters and refiners of some of the conflict minerals and not all of our suppliers responded to our survey.

We compared smelters and refiners declared by our suppliers against the list of facilities that are certified “conflict free” by the CFSP and obtained countries of origin information (when available) from CFSI. We have identified 299 smelters and refiners determined to be legitimate processing facilities by the CFSI, of which 214 have been validated as CFSP-compliant, 33 are listed as “Active” as they are at various stage of the audit cycle in the CFSP, and the remaining 52 have no known participation in the CFSP. However, we were unable to ascertain the country of origin and/or chain of custody of all necessary conflict minerals because, for this reporting period, many smelter and refiner facilities had not yet received a “conflict free” designation.

Ongoing Improvement Efforts

For the next reporting period, we intend to implement steps to further mitigate the risk that conflict minerals that are necessary to the functionality or production of our products finance or benefit armed groups in the DRC.

These steps include:

a.	working with relevant suppliers to update their conflict minerals reporting template using the latest CMRT, and verify the identified smelters with the latest CFSI’s updated CFSI list;

b.	continuing to refine our conflict minerals program to improve our reasonable due diligence measures in our effort to determine the source and chain of custody of conflict minerals;

c.	continuing to work with suppliers and others on industry-wide solutions to enable products that are DRC conflict free;

d.	when required by the Rule, obtaining an independent private sector audit for the Report; and

e.	extending the reasonable country of origin inquiry and due diligence measures on our recently acquired entity, Broadcom Corporation. Prior to its acquisition, Broadcom Corporation was publicly listed and compliant with the Rule.

Tables of Our Conflict Minerals Processing Smelters or Refiners

The smelter and refiner facility names and country location set forth in the lists below are based on information provided by CFSI as of 11th February 2016.

Table 1: Smelters and refiners that have been certified “conflict-free” (CFSP-compliant)

Metal	Smelter or Refiner Name	Country Location
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Heimerle + Meule GmbH	Germany

Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co. LTD	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico

Tantalum	Kemet Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt. Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United States
Tin	China Tin Group Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company, Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Table 2: Smelters and refiners that have not been certified conflict-free but actively working towards it (Active)

Metal	Smelter or Refiner Name	Country Location
Gold	Advanced Chemical Company	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Cendres & Métaux SA	Switzerland
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Faggi Enrico S.p.A.	Italy
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Torecom	Republic of Korea
Gold	WIELAND Edelmetalle GmbH	Germany
Tantalum	Avon Specialty Metals Ltd.	United Kingdom
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	CV Dua Sekawan	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Phoenix Metal Ltd.	Rwanda
Tin	PT Karimun Mining	Indonesia
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam

Table 3: Smelters and refiners that have not been certified conflict-free and with no known participation in CFSP

Metal	Smelter or Refiner Name	Country Location
Gold	* Caridad	Mexico
Gold	* Chugai Mining	Japan
Gold	* Daye Non-Ferrous Metals Mining Ltd.	China
Gold	* Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	* Geib Refining Corporation	United States
Gold	* Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	* Hunan Chenzhou Mining Co., Ltd.	China
Gold	* Hwasung CJ Co. Ltd	Republic Of Korea
Gold	* Kazakhmys Smelting LLC	Kazakhstan
Gold	* KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	* Korea Metal Co. Ltd	Republic Of Korea
Gold	* Korea Zinc Co., Ltd.	Republic Of Korea
Gold	* Morris and Watson	New Zealand
Gold	* Samwon Metals Corp.	Republic Of Korea
Gold	* Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Tin	* Estanho de Rondônia S.A.	Brazil
Tin	* Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	* Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	* Linwu Xianggui Ore Smelting Co., Ltd.	China

Tungsten	* Ganxian Shirui New Material Co., Ltd.	China
Tungsten	* Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	* Pobedit, JSC	Russian Federation
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Remondis Argentia B.V.	Netherlands
Gold	Sabin Metal Corp.	United States
Gold	So Accurate Group, Inc.	United States
Gold	Sudan Gold Refinery	Sudan
Gold	Tongling Nonferrous Metals Group Co.,Ltd	China
Gold	Yunnan Copper Industry Co Ltd	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	China
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia

*	According to CFSI, these smelters or refiners are in communication with CFSI with regards to CFSP participation.